Exhibit 4.36

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN

EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (“this Fourth Amendment”) is made as of this Z3 day of May, 2019 (“Effective Date”), between TECH PARK 270 Ill, LLC, a Maryland limited liability company, having an address at 385 E. Colorado Boulevard, Suite 299, Pasadena, California 91101 (“Landlord”), and KITE PHARMA, INC., a Delaware corporation, having an address at Suite 200, 930 Clopper Road, Gaithersburg, Maryland 20878-1301 (“Tenant”).

RECITALS

A. Landlord and Tenant have entered into that certain Lease Agreement (“Original Lease”) dated as of December 1, 2017, as amended by that certain First Amendment to Lease Agreement dated January 29, 2018 (“First Amendment”), that certain Second Amendment to Lease Agreement dated February 26, 2018 (“Second Amendment”), and that certain Third Amendment to Lease Agreement dated September 24, 2018 (“Third Amendment”; together with the Original Lease, the First Amendment, and the Second Amendment, the “Lease”), wherein Landlord leased to Tenant approximately [***] rentable square feet (“Premises”) located at Suite 200, 930 Clopper Road, Gaithersburg, Maryland 20878-1301, as more particularly described in the Lease.

B. Landlord and Tenant desire to amend the Lease, among other things, to modify the provisions governing the costs to replace certain HVAC systems serving the Premises and to allow for the removal from the Premises of certain Lab Systems.

AGREEMENT

Now, therefore, the parties hereto agree that, as of the Effective Date, the Lease is amended as follows:

1. Amendments to Certain Provisions of Section 14 (Tenant’s Repairs). Effective as of the Effective Date, Sections 14(b) (HVAC System Condition), 14(c) (HVAC System Replacement), and 14(e) (Lab Systems) of the Lease are hereby deleted in their entirety and replaced with the following new Sections 14(b) (HVAC System Condition), 14(c) (Replacement of Certain Existing HVAC/Water Equipment), 14(e) (Lab Systems), and a new Section 14(f) (Boiler):

(b)

HVAC System Condition. Tenant confirms that (i) Landlord previously obtained and provided to Tenant a copy of a report prepared by Jennerik Engineering, Inc. dated August 23, 2018 and addressed to Tenant evaluating the condition of the base building HVAC system serving the Premises, and (ii) Landlord has, at its sole cost and expense, replaced the HVAC unit known as RTU-14 (Carrier Model 48GX-024040301; serial number 2501G1152) with a new HVAC unit (“Replaced HVAC Unit”). Subject to the provisions of Section 14(c) below, Tenant shall thereafter maintain, repair, and replace the Replaced HVAC Unit, the Existing HVAC/Water Equipment (as defined below), and the New HVAC/Water Equipment (as defined below) as provided in this Section 14.

(c)

Replacement of Certain Existing HVAC/Water Equipment. Notwithstanding any contrary provision contained in Section 5 (Operating Expense Payment) or Section 13 (Landlord’s Repairs) or this Section 14, the cost to replace certain of the existing HVAC units, exhaust fans, air handling units, boilers, and water pumps serving the Premises shall be governed by the provisions of this Section. For purposes of this Lease, “Existing HVAC/Water Equipment” means the following HVAC units, exhaust fans, air handling units, boilers, and water pumps serving the Premises:

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Fourth Amendment to Lease Agreement - Kite Pharma, Inc.	Page - 2

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Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Fourth Amendment to Lease Agreement - Kite Pharma, Inc.	Page - 3

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(iii)

Other HVAC Systems. Landlord shall, as an Operating Expense, promptly replace when operationally required any HVAC system that is not a Replaced HVAC Unit, an item of the Existing HVAC/Water Equipment, or an item of the New HVAC/Water Equipment (“Other HVAC Systems”) with a new HVAC system of comparable tonnage. The cost of the Other HVAC System shall be amortized over the useful life of the Other HVAC System.

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(e)

Lab Systems. Tenant acknowledges that (i) room 330 in the Expansion Premises contains 2 autoclaves, glass washer, ice maker, RO water system, compressed air system, and vacuum system (collectively, “Lab Systems”), (ii) Tenant will not use the Lab Systems during the Term, and (iii) the Lab Systems shall remain in their current location within the Expansion Premises during the Term and shall not be removed from the Expansion Premises or relocated within the Expansion Premises except as otherwise stated in this paragraph. By no later than the Expansion Premises Commencement Date, Landlord shall take such action as it deems necessary to secure the Lab Systems. From and after the Expansion Premises Commencement Date, Tenant shall have no obligation to maintain service contracts on the Lab Systems, but shall be responsible for repairing or replacing any Lab Systems damaged by Tenant or any Tenant Party. On the expiration or earlier termination of the Term, Tenant shall surrender the Lab Systems to Landlord in their then current condition, ordinary wear and tear and damage by Tenant or any Tenant Party excluded; provided, however, that (A) Tenant shall have the right, at Tenant’s expense and upon not less than 120 days’ advance notice to Landlord, to remove and dispose of all or some of the Lab Systems, which removal and disposal shall be performed in a good and workmanlike manner in accordance with applicable Legal Requirements, and (B) during such 120 day period, Landlord shall have the superior right to sell all or any of the Lab Systems and, in the event of any such sale, Landlord and its agents shall at Landlord’s expense remove such Lab Systems (such removal shall be performed in a good and workmanlike manner in accordance with applicable Legal Requirements), and Landlord shall at its expense promptly repair any damage caused by or occasioned as a result of such removal, including capping off any connections behind the walls of the Premises and repairing any holes. If Tenant exercises its right to remove and dispose of all or any of the Lab Systems as described in this paragraph, Tenant shall at its expense promptly repair any damage caused by or occasioned as a result of such removal, including capping off any connections behind the walls of the Premises and repairing any holes.

(f)	[***]

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Fourth Amendment to Lease Agreement - Kite Pharma, Inc.	Page - 4

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2.

Amendment to Section 21 (e) (Suspension of Funding/Performance). Section 21(e) of the Lease is hereby amended by deleting that provision in its entirety and replacing it with the following new Section 21(e):

(e)

Suspension of Funding/Performance. Upon a Default by Tenant hereunder and during the continuance thereof, Landlord shall have the right to suspend funding of any Tl Allowance, the Expansion Premises Tl Allowance, the HVAC Allowance, or the performance of Landlord’s Work (and such suspension shall constitute a Tenant Delay [as defined in Exhibit C-1 attached hereto]).

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4.	Miscellaneous.

a. This Fourth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Fourth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Fourth Amendment to Lease Agreement - Kite Pharma, Inc.	Page - 5

b. This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c. This Fourth Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000), or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Fourth Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d. Tenant represents and warrants to Landlord that Tenant has not dealt with any broker, agent, or other person (collectively, “Broker”) in connection with this Fourth Amendment and that no Broker brought about this transaction. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this Fourth Amendment.

e. Except as amended and/or modified by this Fourth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fourth Amendment. In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Lease, the provisions of this Fourth Amendment shall prevail. Regardless of whether specifically amended by this Fourth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

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Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Fourth Amendment to Lease Agreement - Kite Pharma, Inc.	Page - 6

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment under seal as of the day and year first above written.

TENANT:

KITE PHARMA, INC.,
a Delaware corporation

By:	/s/ Tim Moore (SEAL)
Name:	Tim Moore
Title:	EVP Technical Operations

Approved by Legal Department

By:	/s/ Illegible

LANDLORD:

TECH PARK 270 Ill, LLC,
a Maryland limited liability company

By:	ARE-MM Tech Park 270 Ill, LLC,
a Delaware limited liability company,
managing member

	By:	ARE-930 Clopper Road, LLC,
a Delaware limited liability company,
managing member

		By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
managing member

			By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

				By:	/s/ Jackie Clem (SEAL)
				Name:	Jackie Clem
				Title:	Senior Vice President
RE Legal Affairs

Signature:
Email:	[***]

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.